EXHIBIT 10.1

ACTION BY WRITTEN CONSENT

OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

QUANTA, INC.

A Nevada Corporation

The undersigned Directors of QUANTA, INC., a Nevada Corporation (the “Company”) pursuant to the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of the date set forth below:

1. APPROVAL TO ISSUE SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

RESOLVED: That as reflected in the Schedule 14F filed by the Company with the SEC on December 30, 2020, and following the approval in Nevada on January 12, 2021 of the Certificate of Amendment to our Articles of Incorporation, along with the Certificates of Designation for newly created Series B and Series C Convertible Preferred Stock, that the following shares of Series B and Series C Convertible Preferred Stock shall be issued to the following designees of Medolife Rx, Inc. (“Medolife Rx”) pursuant to the conditions precedent to the closing of the December 21, 2020 Securities Exchange Agreement with Medolife Rx.

Arthur Mikaelian	9,000 shares of Series B Preferred Stock

Trillium Partners LP	500 Shares of Series C Preferred Stock

Sagittarii Holdings, Inc.	500 Shares of Series C Preferred Stock

2. OMNIBUS RESOLUTION

RESOLVED FURTHER, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any additional certificates (including any officer’s certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

Dated: January 14, 2021

/s/ Phil Sands
Phil Sands, Director

/s/ Arthur Mikaelian
Arthur Mikaelian, Director